Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Century Next Financial Corporation (the “Company”) of our report dated March 12, 2010, relating to the consolidated financial statements of the Company and subsidiaries, which is incorporated by reference from the Company’s Registration Statement on Form S-1 (File No. 333-167589), filed on June 17, 2010, as amended.

/s/Heard, McElroy & Vestal, LLP

Shreveport, Louisiana

January 27, 2011